Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Discus Acquisition Corporation on Form S-8 (File No. 33-83034) of our report dated February 23, 1995, on our audits of the financial statements of Peerless Chain Company (a wholly owned subsidiary of Bridgewater Resources Corp.) as of December 31, 1994 and 1993 and for the year ended December 31, 1994 and for the nine-month period ended December 31, 1993.


                                        /s/ Coopers & Lybrand L.L.P.
                                            COOPERS & LYBRAND L.L.P.

Minneapolis, Minnesota
February 26, 1996